THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	30.42
Market price	US$	30.60
Premium/(discount)		0.59%
Fund size	US$	441.0	m
Source: State Street Corporation

At 31 May 2006	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	(0.5)	(6.0)
Year to date	31.1	9.6
One year	34.0	20.9
Three years %pa	26.6	25.2
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.
*Source for index data: MSCI.
MANAGER’S COMMENTARY
The Fund’s net asset value held up well in May, considering the nervousness in emerging markets. The main contributor was the strength of the A share market, which represents 21.0% of the Fund’s portfolio. China’s domestic market has been heading south for years whilst other markets were going up, so this only fair. With foreign institutions representing just 1.6% of the market capitalisation, the market is detached from international portfolio flows, truly one of the world’s last uncorrelated markets.
Taiwan, which represents 21.0% of the portfolio, also outperformed. Here we have the bizarre scene of a president elected on a “clean government” platform with son-in-law and aides under arrest for alleged insider trading; to describe Chen as a lame duck does a disservice to physically-challenged fowl everywhere. Yet local investors have embraced the news in the belief that this brings nearer an opening of direct links with the mainland, and the subsequent boost to Taiwan’s economy.
Chinese economic growth appears sound. Our main worry — inflation — might not be as quiescent as the official numbers suggest (April Consumer Price Index +1.2% year on year), but neither is it roaring away. The government felt comfortable enough to hike gasoline and diesel prices once again in May. On the trade front, the government appears to be achieving the trick of having the benefits of an apparently strong currency (asset inflows), whilst enjoying the benefits of a currency that actually depreciated last month. Misallocation of capital, particularly as it relates to property speculation, is the current focus of official activity; several measures were announced in May to cool the property market and stimulate the supply of low-cost housing. The positive reaction of most Chinese property stocks on the news reflects the view that these measures will have only limited effect.
Chris Ruffle, Martin Currie Inc*
INVESTMENT STRATEGY
The Fund is currently 97.2% invested with holdings in 70 companies. There were only minor adjustments made to the portfolio in May. In the near-term, we expect both the A share and Taiwan stockmarkets to continue to outperform other emerging markets, the first on a build up in domestic liquidity, the second on the grounds of incipient political change and excellent value. Uncertainty over US interest rate rises (we think there are more to come) and thin summer volumes is likely to make trading in Hong Kong choppy. We will therefore stay alert for bargain hunting here later in the summer.
The portfolio continues to be domestically-focussed, with an emphasis on entrepreneurial Chinese companies. We are lightly weighted in commodities and capital intensive sectors. We have also little investment in property counters, except in Taiwan where prices are just turning up after a long bear market, as in Japan. We did not subscribe to any Initial Public Offerings or placements in May.
Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds.
HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

DIRECT INVESTMENT MANAGER’S COMMENTARY
Following the resolution of some of the regulatory issues which created problems in closing private equity transactions, the deal market is very active. We are progressing a number of transactions to closure. The principal focus of our deal origination efforts is on service businesses focusing on the domestic People’s Republic of China (PRC) economy — where we expect cost pressures on export-orientated businesses to continue to depress margins.
The demand for high quality PRC investments continues to be strong. We are looking at ways of adding value and realising liquidity from the portfolio.
KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap	US$443.6m
Shares outstanding	14,496,220
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management
Source: State Street Corporation.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	16.6%	9.9%
Information technology	14.6%	25.6%
Consumer discretionary	12.7%	6.0%
Financials	12.6%	30.5%
Energy	9.7%	7.4%
Materials	9.0%	6.6%
Consumer staples	6.8%	1.0%
Utilities	6.4%	5.4%
Healthcare	4.3%	—
Telecommunications	3.4%	7.6%
Index fund	1.1%	—
Other assets & liabilities	2.8%	—

Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI
ASSET ALLOCATION
Source: State Street Corporation

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	(0.5)	(8.4)
Year to date	31.1	32.0
Three years %pa	26.6	26.1
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (3.0%)

CDW Holdings Ltd	Information technology	1.5%
Global e Business	Information technology	0.7%
Captive Finance	Financials	0.7%
teco Optronics	Information technology	0.1%
15 LARGEST LISTED INVESTMENTS (43.3%)

Chaoda Modern Agriculture	Consumer staples	4.9%
China Life Insurance	Financials	4.6%
Zijin Mining	Materials	3.7%
Shanghai Zhenhua Port Machinery	Industrials	3.2%
Shanghai International Airport	Industrials	2.9%
Tripod Technology	Information technology	2.8%
Cathay Financial	Financials	2.7%
Xinao Gas	Utilities	2.7%
Merry Electronics	Consumer discretionary	2.5%
Huaneng Power International	Energy	2.4%
Golden Meditech	Healthcare	2.4%
China Petroleum & Chemical	Energy	2.3%
TPV Technology	Industrials	2.2%
Anhui Expressway	Utilities	2.1%
Shangri-La Asia	Consumer discretionary	1.9%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	(0.5)	15.3	31.1	34.0	26.6	20.0	9.8
MSCI Golden Dragon	(6.0)	2.3	9.6	20.9	25.2	9.2	n/a
Hang Seng Chinese Enterprise	(2.5)	2.5	25.0	45.5	39.7	23.5	n/a
Shanghai Stock Exchange 180	15.0	28.0	45.1	59.9	2.3	n/a	n/a
Past performance is not a guide to future returns.

Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.

Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2006 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each Index please see the final page of this document.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as of 31 May 2006.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as of 31 May 2006.
DIVIDEND HISTORY CHART

Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22
Long term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29
Short term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00
Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO — IN FULL	AT 31 MAY 2006

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					40.3%
Chaoda Modern Agriculture	682 HK	HK$4.9	34,089,900	21,533,748	4.9%
China Life Insurance	2628 HK	HK$11.6	13,497,000	20,270,338	4.6%
Zijin Mining	2899 HK	HK$4.2	30,662,000	16,502,691	3.7%
Xinao Gas	2688 HK	HK$8.1	11,560,000	11,921,904	2.7%
Golden Meditech	8180 HK	HK$2.3	35,040,000	10,502,311	2.4%
TPV Technology	903 HK	HK$7.6	9,968,000	9,894,562	2.2%
Shangri-La Asia	0069 HK	HK$15.2	4,318,000	8,405,381	1.9%
Agile Property	3383 HK	HK$5.2	10,292,000	6,899,235	1.6%
Solomon Systech	2878 HK	HK$2.7	19,892,000	6,859,620	1.6%
China Netcom	906 HK	HK$12.3	4,078,000	6,439,930	1.5%
China Shineway Pharmaceutical	2877 HK	HK$5.9	7,615,000	5,791,882	1.3%
China Fire Safety	8201 HK	HK$0.9	50,380,000	5,780,241	1.3%
Comba Telecom Systems	2342 HK	HK$2.3	16,118,000	4,830,943	1.1%
Lenovo	992 HK	HK$2.4	15,858,000	4,804,122	1.1%
Ports Design	589 HK	HK$10.8	2,678,500	3,729,179	0.8%
Li Ning	2331 HK	HK$7.9	3,726,000	3,698,549	0.8%
China Travel	0308 HK	HK$1.9	15,142,000	3,689,290	0.8%
Parkson Retail	3368 HK	HK$23.0	1,080,500	3,203,689	0.7%
China Ting	3398 HK	HK$1.8	13,148,000	3,033,965	0.7%
Digital China	861 HK	HK$2.2	10,692,000	2,963,434	0.7%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,704,498	0.6%
Ocean Grand Chemicals	2882 HK	HK$1.2	17,379,000	2,688,462	0.6%
China Rare Earth	769 HK	HK$1.4	15,254,000	2,674,364	0.6%
Fountain Set	420 HK	HK$2.8	6,714,000	2,401,829	0.5%
China Insurance International	966 HK	HK$4.4	4,026,000	2,270,647	0.5%
Sinochem Hong Kong	297 HK	HK$3.0	5,000,000	1,933,700	0.4%
Beiren Printing Machinery	187 HK	HK$1.6	7,000,000	1,398,710	0.3%
Asia Zirconium	395 HK	HK$0.8	12,916,000	1,348,686	0.3%
Arcontech	8097 HK	HK$0.1	18,386,000	237,020	0.1%

Hong Kong ‘H’ shares					8.0%
Anhui Expressway	995 HK	HK$5.8	12,406,000	9,275,933	2.1%
China Shenhua Energy	1088 HK	HK$13.3	4,536,500	7,778,044	1.8%
BYD	1211 HK	HK$15.0	3,225,000	6,277,757	1.4%
China Oilfield Services	2883 HK	HK$4.0	9,546,000	4,922,426	1.1%
Sinotrans	598 HK	HK$2.5	11,134,000	3,552,419	0.8%
Lianhua Supermarket	980 HK	HK$9.2	2,859,000	3,372,353	0.8%

Taiwan					21.0%
Tripod Technology	3044 TT	NT$118.0	3,334,095	12,281,043	2.8%
Cathay Financial	2882 TT	NT$70.4	5,438,000	11,950,529	2.7%
Merry Electronics	2439 TT	NT$117.0	3,012,016	11,000,651	2.5%
Yuanta Core Pacific Securities	6004 TT	NT$22.4	8,983,000	6,281,230	1.4%
Advanced Semiconductor Engineering	2311 TT	NT$33.1	5,698,000	5,878,536	1.3%
Novatek Microelectronics	3034 TT	NT$185.0	920,000	5,312,939	1.2%
China Metal Products	1532 TT	NT$47.0	3,584,000	5,258,249	1.2%
Premier Image Technology	2394 TT	NT$47.0	3,371,000	4,945,747	1.1%
Uni-President Enterprises	1216 TT	NT$23.5	6,729,000	4,936,210	1.1%
ShenMao Technology	3305 TT	NT$161.5	948,000	4,779,210	1.1%
Data Systems Consulting	2447 TT	NT$28.7	4,362,043	3,901,125	0.9%
Radiant Opto-Electronics	6176 TT	NT$63.1	1,946,000	3,833,076	0.9%
Cheng Shin Rubber	2105 TT	NT$27.2	4,129,481	3,506,224	0.8%
Taiwan Green Point	3007 TT	NT$84.5	1,286,783	3,394,199	0.8%
Yieh United Steel	9957 TT	NT$9.0	9,483,000	2,664,180	0.6%
Taiwan FamilyMart	5903 TT	NT$49.8	1,645,592	2,558,155	0.6%

Singapore					1.6%
Bio-Treat Technology	BIOT SP	SG$1.1	9,799,000	7,087,884	1.6%

United States ‘N’ shares					2.3%
The9	NCTY US	US$27.9	184,861	5,155,773	1.2%
China Techfaith Wireless	CNFT US	US$14.0	290,316	4,064,424	0.9%
Chindex International	CHDX US	US$9.2	69,987	641,081	0.2%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
‘A’ share access products					21.0%
Shanghai Zhenhua Port Machinery		US$2.1	6,609,826	14,191,297	3.2%
Shanghai International Airport		US$1.6	7,804,269	12,841,394	2.9%
Huaneng Power International		US$0.6	16,819,531	10,657,983	2.4%
China Petroleum & Chemical		US$0.8	12,555,997	10,203,219	2.3%
Xinjiang Tebian Electric		US$1.7	4,676,642	7,758,549	1.8%
Youngor		US$0.8	13,612,914	7,692,052	1.7%
China Yangtze Power		US$0.9	8,714,399	7,148,504	1.6%
Qinghai Salt Lake Potash		US$2.9	2,396,122	6,845,721	1.6%
Baoding Tianwei Babian Electric		US$3.3	1,761,193	5,858,205	1.3%
China Merchants Bank		US$0.9	5,290,407	4,771,947	1.1%
iShares Asia Trust-FTSE/Xinhua		HK$63.5	580,000	4,747,878	1.1%

Direct					3.0%
CDW Holdings Ltd			60,000,000	6,662,225	1.5%
Global e Business			40,000	3,051,821	0.7%
Captive Finance			2,000,000	3,045,000	0.7%
teco Optronics			1,861,710	150,000	0.1%

Other assets & liabilities				12,351,373	2.8%
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
à	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.
à	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.
à	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.
à	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.
à	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.
à	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.
à	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
à	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.
à	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.